Exhibit 99


GLENWAY FINANCIAL CORPORATION
4221 Glenway Avenue, Cincinnati, Ohio 45205                        (513)921-5505


FOR MORE INFORMATION CONTACT                    FOR IMMEDIATE RELEASE
      ROBERT R. SUDBROOK                        FEBRUARY 26, 1997
      PRESIDENT & CHIEF
      EXECUTIVE OFFICER
      CENTENNIAL SAVINGS BANK
      GLENWAY FINANCIAL CORPORATION
      513-922-5959


                          GLENWAY FINANCIAL CORPORATION
                            STOCK REPURCHASE PROGRAM


CINCINNATI - Glenway Financial Corporation, parent company of Centennial Savings Bank, announced today that it intends to repurchase up to 5% of its outstanding common shares in the over-the-counter market over the next six months. The number of shares to be purchased and the price to be paid will depend upon the availability of shares and the prevailing market prices.

Robert R. Sudbrook, President of Glenway stated that the Board of Directors believes that the repurchase program will enhance shareholder value and common stock liquidity. The repurchased shares are expected to be retained as treasury shares to be held for future issuance under the company's stock option plan.

A prior stock repurchase program was initiated in August, 1994 by Glenway resulting in the purchase of 51,800 of the outstanding common shares. At February 1, 1997, Glenway had 1,159,769 shares outstanding. Glenway's common stock is traded on the Nasdaq National Market under the symbol "GFCO."